UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2009

Luby’s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-8308	74-1335253
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

13111 Northwest Freeway, Suite 600 Houston, Texas 77040
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (713) 329-6800

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment to Employment Agreements for Executive Officers

On November 19, 2009, Luby’s, Inc. (the “Company”) entered into a third amendment to the Employment Agreements dated November 9, 2005 and as amended on October 29, 2007 and November 19, 2008 (the “Agreements”) between the Company and each of Christopher J. Pappas and Harris J. Pappas (together, the “Executives”).

Commencing November 19, 2009, Luby’s shall pay to Executive a fixed annual base salary of Two Hundred and Fifty Thousand Dollars ($250,000) for the remainder of the term of the agreement. The Executive shall be eligible, but not entitled, to receive incentive compensation in an amount that the independent Board of Directors of the Company or an authorized Committee, shall determine, solely based upon the Company’s performance relative to Board-approved goals relating to the Company’s achievement of same-store sales (50%) and earnings before interest, taxes, depreciation and amortization (50%) targets.”

The Executives’ fixed annual base salaries of Two Hundred and Fifty Thousand Dollars ($250,000) represents a reduction from their previous fixed annual base salaries of Four Hundred Thousand Dollars ($400,000).

These amendments were unanimously approved by the Company’s Board of Directors and by the Company’s Nominating and Corporate Governance Committee, which is comprised solely of independent directors.

The foregoing descriptions of the amendments to the Agreements do not purport to be complete and are qualified in their entirety by reference to the amendments to the Agreements, the Purchase Agreement and the Rights Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated herein by reference.

Grants of Incentive Stock Options for Executive Officers

On November 19, 2009, pursuant to the Luby’s Incentive Stock Plan, the Executive Compensation Committee of the Board of Directors of Luby’s, Inc. approved grants of options to purchase the Company’s common stock for the following executive officers: Christopher J. Pappas , Chief Executive Officer (50,000 options), Harris J. Pappas, Chief Operating Officer (50,000 options), Peter Tropoli, Senior Vice President, General Counsel and Secretary, (30,000 options) and K. Scott Gray, Senior Vice President and Chief Financial Officer (30,000 options). The exercise price of the stock options is the closing market price on the date of the grant, $3.46 and the options vest and become exercisable at a rate of 25% per year. Vested options must be exercised within 10 years of grant.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 10.1	Amendment No. 3 dated as of November 19, 2009 to Employment Agreement dated as of November 9, 2005 and as amended on October 29, 2007 and November 19, 2008 between Luby’s, Inc. and Christopher J. Pappas.

Exhibit 10.2	Amendment No. 3 dated as of November 19, 2009 to Employment Agreement dated as of November 9, 2005 and as amended on October 29, 2007 and November 19, 2008 between Luby’s, Inc. and Harris J. Pappas.

Exhibit 10.3	Form of Incentive Stock Option Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUBY’S, INC.
(Registrant)

Date:	November 24, 2009	By:	/S/ CHRISTOPHER J. PAPPAS

Christopher J. Pappas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 3 dated as of November 19, 2009 to Employment Agreement dated as of November 9, 2005 and as amended on October 29, 2007 and November 19, 2008 between Luby’s, Inc. and Christopher J. Pappas.

10.2	Amendment No. 3 dated as of November 19, 2009 to Employment Agreement dated as of November 9, 2005 and as amended on October 29, 2007 and November 19, 2008 between Luby’s, Inc. and Harris J. Pappas.

10.3	Form of Incentive Stock Option Award Agreement.